UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2012

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

            Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 29, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P. (the “Partnership,” “we” or “us”) approved the terms of the Buckeye Partners, L.P. Annual Incentive Compensation Plan, as amended and restated effective January 1, 2012 (the “AIC Plan”). The AIC Plan is an annual incentive program that permits discretionary cash awards to employees of the Partnership, the General Partner, and their affiliates based on individual performance and the Partnership’s performance.

Description of the AIC Plan

The material features of the AIC Plan as amended and restated are described below:

Purpose. Under the AIC Plan we award discretionary cash awards to our employees, including our executive officers (as defined in Rule 3b-7 of the Exchange Act), based on their individual performance and the attainment of certain financial performance goals by the Partnership over the calendar year or any other period designated by the Compensation Committee (referred to as the performance period).

Administration. The AIC Plan is administered by an “Administrator,” which is the Compensation Committee for all decisions relating to the financial performance goals and all awards made to the executive officers of the General Partner. The “Administrator” is the Chief Executive Officer of the General Partner or his designee for all decisions relating to awards to participants in the AIC Plan who are not executive officers of the General Partner. The Administrator has the authority to establish and interpret the rules and regulations relating to the AIC Plan, to select participants, to determine and approve the size of the target and actual award pools and any actual award amount, and to make all determinations, including factual determinations, under the AIC Plan, and to take all other actions necessary or appropriate for the proper administration of the AIC Plan.

Eligibility and Participation. Employees of the General Partner, the Partnership, or their affiliates who are full-time exempt or non-exempt employees are eligible to participate in the AIC Plan. Subject to certain exceptions, to be eligible for an award in any given year an employee must be (i) employed before the commencement of the last quarter of the applicable performance period, (ii) employed on the last day of the plan year, and (iii) employed on the date an award is paid out under the AIC Plan. The Administrator selects the employees who participate in the AIC Plan for each performance period.

Performance Period. The Administrator may designate the period with respect to which our performance or the performance of participants is measured for purposes of the AIC Plan.

Establishment of Financial Performance Goals. For each performance period, the Administrator will establish financial performance goals. The financial performance goals may differ from year to year as determined by the Administrator in its sole discretion. The financial performance goals under the Plan are measured against the financial performance of the Partnership on a consolidated basis. The Administrator may adjust the financial performance goals to take into account extraordinary or unanticipated circumstances or events, including but not limited to: a corporate transaction (such as an acquisition, divestiture, a merger, consolidation, separation, reorganization or partial or complete liquidation), an extraordinary or unusual event in the marketplace, any change in applicable accounting rules or principles, any change in applicable law, litigation, any change due to any merger, consolidation, acquisition, reorganization, distribution, or other changes in the Partnership’s corporate structure or units, or any other change of a similar nature.

The financial performance goals may be based on one or more financial criteria, including, but not limited to: Adjusted EBITDA, EBITDA, unit price, earnings per unit, net earnings, operating earnings, total capital spending, maintenance capital spending, return on assets, total unitholder return, return on equity, growth in assets, cash flow, market share, distribution growth, distributable cash flow, distributable cash flow per unit, relative performance to a comparison group, or strategic business criteria, including, but not limited to, meeting specified revenue goals, business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

Establishment of Target Award Levels and the Target Award Pool. For each performance period, the Administrator establishes discretionary target award levels for participants, and the aggregate target award levels make up the target award pool for the performance period. The target award pool also may include additional amounts as determined by the Compensation Committee prior to, or contemporaneously with, the establishment of the financial performance goals. The Administrator sets specific target awards levels for each participant in its sole discretion, taking into account a participant’s responsibility level or the position or positions held during the performance period.

Calculation of Actual Award Pool and Actual Awards. The amount of the actual award pool is based upon the level of achievement of the financial performance goals for the performance period. The actual award pool is the sum of the target award levels for all participants plus any additional amount the Compensation Committee may have added to the target award pool prior to, or contemporaneously with, the establishment of financial performance goals, as such sum is adjusted (upward or downward) by the Compensation Committee based upon the level of achievement of the financial performance goals. A participant may earn an actual award from the actual award pool for the performance period based on the level of achievement of the financial performance goals, his or her individual performance and the performance of the participant’s reporting segment, as determined by the Administrator in its sole discretion. All actual awards will be one hundred percent (100%) discretionary. Individual performance will be assessed by the Administrator in its sole discretion or an immediate supervisor or department head of a participant to whom the Administrator delegates such responsibility. Individual performance means the participant’s work performance during the performance period, which may be assessed on such participant’s personal or team performance and measures such as teamwork, interpersonal skills, communication skills, employee development, project management skills, and leadership, or individual or team business objectives such as performance versus budget and attainment of safety, operational incident, and environmental goals.

Discretionary Awards. The Administrator may pay to participants a discretionary amount in addition to any actual awards made under the AIC Plan. The Administrator may base this amount on factors as it deems appropriate in its sole and absolute discretion.

Payment of Awards. Awards are paid in cash as soon as practicable after the end of the performance period. Awards are discretionary, and no participant will be entitled to receive an award under the AIC Plan. The Administrator will have the sole discretion to increase, reduce, or eliminate the amount of a participant’s award otherwise payable under the AIC Plan.

Awards in Foreign Currencies or Subject to Foreign Taxation. The Administrator may reasonably determine the exchange rate in the instance of the payment of any actual award to a participant in foreign currency. Further, with respect to awards made to individuals subject to foreign taxation, the Administrator may make awards under terms and conditions it deems necessary to comply with any applicable foreign tax laws.

Non-transferability; Limitation of Rights. A participant’s right and interest under the AIC Plan may not be assigned or transferred. The granting of any award does not create any rights in the participant with respect to the participant’s continued employment with the Partnership, the General Partner or any of their affiliates.

Amendment or Termination; Non-Uniform Determinations. The Administrator may amend or terminate the AIC Plan at any time. The Administrator’s determinations under the AIC Plan need not be uniform and may be made selectively among employees, whether or not an employee is similarly situated.

The AIC Plan is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On April 2, 2012, Buckeye issued a Press Release describing an order of the Federal Energy Regulatory Commission regarding the market-based methodology used by one of its operating subsidiaries to change shipping rates. The Press Release is filed herewith as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Buckeye Partners, L.P. Annual Incentive Compensation Plan (as amended and restated effective January 1, 2012)

99.1	Press Release issued on April 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr. Vice President and General Counsel

Dated: April 3, 2012

Exhibit Index

Exhibit

10.1	Buckeye Partners, L.P. Annual Incentive Compensation Plan (as amended and restated effective January 1, 2012)

99.1	Press Release issued on April 2, 2012